UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

SILO PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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EXPLANATORY NOTE

On February 16, 2021, Silo Pharma, Inc. (the “Company”) filed a registration statement on Form S-1 covering the resale of up to 28,506,646 shares of the Company’s common stock, including 14,253,323 shares of common stock issuable upon exercise of outstanding warrants and 14,253,323 shares of common stock issuable upon conversion of outstanding shares of Series C Preferred Stock to be sold by the selling stockholders named therein. The following language relating to the Company’s special meeting of stockholders appears in such registration statement.

Potential Corporate Actions to be Approved at a Meeting of Stockholders

On February 10, 2021, we filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the following proposed corporate actions to be voted upon at a special meeting of our stockholders (“Special Meeting”): (i) an amendment to our Certificate of Incorporation, as amended (“Certificate of Incorporation”) to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (Proposal No. 1); (ii) a reverse stock split of our issued and outstanding common stock in a ratio to be determined by our board of directors, which ratio shall not be less than 1-for-5 nor more than 1-for-50, with the exact ratio to be set at a whole number within this range as determined by our board of directors, provided that, we shall not effect reverse stock splits that, in the aggregate, exceed 1-for-50, and any reverse stock split is completed no later than February 5, 2022 (Proposal No. 2); and (iii) approval of our 2020 Omnibus Equity Incentive Plan and the reservation of 8,500,000 shares of common stock for issuance thereunder (Proposal No. 3) (collectively, the “Corporate Actions”). Prior to this prospectus being declared effective by the SEC, we will need our stockholders to approve Proposal No. 1.

Important Additional Information

In connection with the Special Meeting and the Corporate Actions, we filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC and we intend to file a definitive proxy statement (the “Definitive Proxy Statement” and together with the Preliminary Proxy Statement, the “Proxy Statement”) with the SEC.

The Proxy Statement contains important information regarding the Corporate Actions including, among other things, the recommendation of our board of directors with respect to the Corporate Actions. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT WE MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE CORPORATE ACTIONS. You will be able to obtain the Proxy Statement, as well as other filings containing information about us, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the Proxy Statement and other filings made by us with the SEC can also be obtained, free of charge, by directing a request to Silo Pharma, Inc., 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, NJ 07632, Attention: Corporate Secretary.

Participants in the Solicitation

We and our executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of consents from our stockholders with respect to the proposed Corporate Actions. Information regarding our executive officers and directors and their respective ownership of our common stock is included in the Proxy Statement. To the extent that holdings of our securities have changed since the amounts printed in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with SEC in connection with the proposed Corporate Actions.

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